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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sun Company, Inc. of our report dated February 12, 1998, included in the 1997 Annual Report to Shareholders of Sun Company, Inc.

     Our audits also included the financial statement schedule of Sun Company, Inc. for the years ended December 31, 1997 and 1996, listed in Item 14(a). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference of this report on the financial statement schedule and our report dated February 12, 1998 with respect to the consolidated financial statements of Sun Company, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997, in the following registration statements:

     Sun Company, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931);

     Sun Company, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

     Sun Company, Inc. Long-Term Incentive Plan Form S-8 Registration Statement (Registration No. 33-10055);

     Sun Company, Inc. & Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283);

     Sun Company, Inc. Executive Long-Term Stock Investment Plan
     Form S-8 Registration Statement (Registration No. 33-44059);

     Sun Company, Inc. Employee Option Plan Form S-8 Registration Statement (Registration No. 33-49275);

     Sun Company, Inc. Form S-3 Registration Statement (Registration No. 33-53717);

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                                       2

     Sun Company, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-39834); and

     Sun Company, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-52615).



s/ERNST & YOUNG LLP
------------------------
Ernst & Young LLP
Philadelphia, Pennsylvania
March 6, 1998